                                                                    Exhibit 4.13

                 Permanent Global Registered Fixed Rate Security


                  THESE NOTES ARE A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THESE NOTES MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THESE NOTES ARE PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AT&T CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                   AT&T CORP.

  $25,000,000 7.75% Medium-Term Notes, Series A Due May 15, 2025 (subseries 1)

REGISTERED                                                CUSIP NO. 001957 BG 3
No. ___

                  AT&T Corp., a New York corporation (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of TWENTY-FIVE MILLION DOLLARS on May 15, 2025 (the "Maturity Date"), and to pay interest semiannually on May 15 and November 15 (each, an "Interest Payment Date"), commencing November 15, 2002, on said principal sum at the rate per annum specified in these Notes, from ________, 2002 (the "Original Issue Date") until the principal thereof is paid or made available for payment.

                  Reference is hereby made to the further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

                  This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

                  IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed under its corporate seal.

Dated:  _________, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION          AT&T CORP.
This is one of the Securities described in the
within-mentioned Indenture.                      By:____________________________
                                                    Vice President and Treasurer
THE BANK OF NEW YORK,
                           As Trustee            ATTEST:


By:____________________________                     ____________________________
         Authorized Signatory                           Assistant Secretary

                                REVERSE OF NOTES

                  Payment of the principal of, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid to persons in whose names the Notes are registered at the close of business on the May 1 or November 1, as the case may be, prior to any Interest Payment Date.

                  These Notes are one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of September 7, 1990 as amended by the First Supplemental Indenture dated as of October 30, 1992 and the Second Supplemental Indenture dated as of _________, 2002 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of these Notes.

                  In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding notes may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon these Notes.

                  The Indenture also provides that the Covered Transactions (as defined in the Indenture), individually or together, (a) will not result in a consolidation, merger, sale, conveyance or other transfer of property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of Section 5.01 of the Indenture or any other provision of the Indenture or these Notes, and (b) will not violate Sections 5.01, 5.02, or
5.03 of the Indenture or any other provision of the Indenture or these Notes, regardless of whether any person assumes any of the indebtedness outstanding under the Indenture or any other obligation under the Indenture or these Notes.

                  The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

                  No reference herein to the Indenture and no provision of these Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on these Notes at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                  These Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S.$1,000 at the office or agency of the Company referred to above and in the manner and subject to the limitations provided in the Indenture. These Notes may be exchanged without service charge for like aggregate principal amount of Notes having the same maturity, interest rate, redemption provisions, repayment provisions, and Original Issue Date of other authorized denominations.


                  The initial interest rate per annum on the principal sum of these Notes is 7.75%. At the Effective Time (as defined in the Merger Agreement), the interest rate per annum on the principal sum of these Notes will be increased to ____%. If the Merger Agreement is terminated and the Mergers (as defined therein) are abandoned at any time prior to the Effective Time, the interest rate per annum on the principal sum of these Notes shall remain at 7.75%.



                  These Notes have been exchanged for 7.75% Medium-Term Notes, Series A Due May 15, 2025 (the "Prior Note"). Interest accrued and unpaid on the Prior Notes through but not including the date of such exchange will be paid, without interest, on the first Interest Payment Date hereunder.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among the Company, AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation, dated as of December 19, 2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof.

                  These Notes are not redeemable prior to May 15, 2005. On or after such date, these Notes will be redeemable by the Company at any time or from time to time (the "Redemption Date"), as a whole or in part, at the prices set forth below (expressed as percentages of the principal amount), together with accrued interest to the date fixed for redemption. On and after the Redemption Date, interest will cease to accrue on these Notes or any portion of the Notes called for redemption (unless the Company defaults in the payments of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on these Notes. Notice of redemption shall be mailed to the registered holders of these Notes at their last registered address not less than 30 days prior to the Redemption Date, all as provided in the Indenture. In the event of redemption of these Notes in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof.

                  If redeemed during the 12-month period beginning May 15:

         YEAR                                                                                    PERCENTAGE
         ----                                                                                    ----------
         2005...........................................................................         103.7130%
         2006...........................................................................         103.3417
         2007...........................................................................         102.9704
         2008...........................................................................         102.5991

         2009...........................................................................         102.2278
         2010...........................................................................         101.8565
         2011...........................................................................         101.4852
         2012...........................................................................         101.1139
         2013...........................................................................         100.7426
         2014...........................................................................         100.3713

                  and thereafter at 100%.

                  These Notes are not subject to repayment at the option of the Holder.

                  Upon due presentment for registration of transfer of these Notes at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations, for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Company, the Trustee, and any agent of the Company and the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest thereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.


                  No recourse shall be had for the payment of the principal of, or the interest on, this Global Security or for any claims based hereon, or otherwise in respect hereof, or based on or with respect of the Indenture or any indenture supplemental therein against any incorporator, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


                  This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

                  All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM              -   as tenants in common
TEN ENT              -   as tenants by the entireties
JT TEN               -   as joint tenants with right of survivorship and not as
                         tenants in common
UNIF GIFT MIN ACT -   ____________________(Cust)_________________ (Minor)
Under Uniform Gifts to Minor Act________________________________(State)



                  Additional abbreviations may also be used though not in the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

______________________________________________________________________________

______________________________________________________________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

______________________________________________________________________________

______________________________________________________________________________

the within Notes and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:___________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Notes in every particular without alteration or enlargement or any change whatsoever.